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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 3, 1999, incorporated by reference in this registration statement, and to all references to our firm included in this registration statement on Form S-3. Our report dated December 17, 1998 included in AEP Industries Inc.'s Form 10-K for the year ended October 31, 1998 is no longer appropriate since reclassified financial statements giving effect to the discontinued operations of the Proponite business have been filed with the Securities and Exchange Commission in the Registrant's Form 8-K, dated June 3, 1999.

ARTHUR ANDERSEN LLP

Roseland, New Jersey

June 3, 1999